RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive

Provo, Utah 84604

(801) 765-1200

RASER TEAMS WITH LEADING AUTOMOTIVE INTEGRATOR TO DEVELOP A PLUG-IN-HYBRID VEHICLE USING SYMETRON (tm) TECHNOLOGY

More Than 100 Miles Per Gallon Targeted

Provo, UT, October 31, 2007 -- Raser Technologies, Inc. (NYSE Arca: RZ) announced today that it has signed an agreement appointing FEV Engine Technology, Inc., one of the world's leading developers of advanced powertrain and vehicle technologies, as the integrator for an advanced plug-in-hybrid electric demonstration vehicle, incorporating Symetron (tm) electric motor and power electronic drive powertrain technology. The vehicle is targeted to achieve more than 100 mpg for the typical American driver while dramatically reducing harmful fuel emissions.

For 30 years, the world's leading automakers have relied on FEV as a preferred engine, powertrain and vehicle developer, and system integrator.  FEV works with OEMs worldwide to develop new powertrain and vehicle integration designs into prototypes that can be integrated into OEM production vehicles.

Raser Technologies has developed award winning electric motor and electronic drive controller technology. By combining the strengths of the two companies in this project, Raser and FEV plan to demonstrate plug-in-hybrid vehicles that offer significant improvements in fuel economy with reduced emissions through the use of Raser's powerful Symetron (tm) electric motor propulsion drive system.

Jim Spellman, Raser Technology's Vice President of Transportation stated, "We are excited to be working with FEV on this project. FEV is one of the global leaders in powertrain and vehicle integration and has extensive experience in working with the Big 3 and with leading automotive OEMs globally. We look forward to demonstrating Symetron (tm) technology in a new drive system."

Patrick J. Schwartz, President of Raser Technology stated, "We are pleased to be teaming with FEV to do this project. I feel we have put together an excellent team. Jim Spellman's 25 years in the automotive industry has been indispensable in bringing this project to fruition. We are excited for the opportunities it should bring both for Raser and the industry as plug-in-hybrid vehicles enter the market over the next few years."

Gary Rogers, President and CEO of FEV Engine Technology remarked that "FEV looks forward to supporting Raser on this important project. FEV is uniquely qualified to provide all of the powertrain resources necessary to help Raser develop and integrate new technology innovations and support them as they position their products for production."

About FEV

FEV is an internationally recognized powertrain and vehicle engineering company that supplies the global transportation industry. FEV offers a complete range of engineering services, providing support across the globe to customers in the design, analysis, prototyping, powertain and transmission development, as well as vehicle integration, calibration and homologation for advanced internal combustion gasoline-, diesel-, and alternative-fueled powertrains. FEV also designs, develops and prototypes advanced vehicle / powertrain electronic control systems and hybrid-electric engine concepts that address future emission and fuel economy standards. FEV Test Systems, Inc. is a global supplier of advanced test cell, instrumentation and test equipment. FEV employs a staff of over 1,400 highly skilled specialists at advanced technical centers on three continents.

About Raser Technologies
Raser (NYSE Arca: RZ) is a publicly-traded, environmentally-focused technology licensing and development company operating in two business segments. Raser's Transportation and Industrial Technology segment focuses on using Raser's award-winning Symetron (tm) technology to improve the efficiency of electric motors, power electronic drives and other applications. Raser's Power Systems segment is seeking to develop clean, renewable geothermal electric power plants and bottom-cycling operations, incorporating licensed heat transfer technology and Raser's Symetron (tm) technology. Further information on Raser may be found at www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding: our beliefs about the performance and market applicability of our products; our beliefs about the status and enforceability of the Company's intellectual property; our beliefs about the strength of our existing and potential business relations in the motor industry; our beliefs about the strength and enforceability of our agreements, our belief s about the performance capabilities of our technology; our beliefs about the capabilities, expertise and intentions of our partners; our ability to hire, train and retain key personnel; our ability to successfully complete field testing of Symetron (tm) technologies. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the competitive environment and our ability to compete in the industry; the strength of our intellectual property; our inability to attract, train and retain key personnel; and such other risks as identified in our quarterly report on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Raser Technologies, Inc.

Richard Putnam

Investor Relations

(801) 765-1200

investorrelations@rasertech.com